UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
November 17, 2006
bebe stores, inc.
(Exact name of registrant as specified in its charter)

California	0-24395	94-2450490
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
400 Valley Drive
Brisbane, CA 94005
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(415) 715-3900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment of 1997 Stock Plan
     At the Registrant’s 2006 Annual Meeting of Shareholders, the Registrant’s shareholders approved an amendment to the Registrant’s 1997 Stock Plan (the “1997 Plan”) to increase the maximum number of shares of common stock that may be issued under the 1997 Plan by 500,000 shares to a total of 20,113,750 shares. The 1997 Plan incorporating the amendment was adopted by the Registrant’s Board of Directors in October 2006, subject to approval of its shareholders, and became effective with such shareholder approval on November 17, 2006.
     A more detailed description of the terms of the 1997 Plan can be found in the Registrant’s proxy statement filed with the Securities and Exchange Commission on October 19, 2006 in the section entitled “Proposal No. 2—Approval of Amendment to the bebe stores, inc. 1997 Stock Plan, as amended, to Increase Authorized Number of Shares” and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the proxy statement are qualified in their entirety by the full text of the 1997 Plan filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	bebe stores, inc. 1997 Stock Plan, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 22, 2006

bebe stores, inc.
/s/ Walter Parks
Walter Parks, Chief Operating Officer and
Chief Financial Officer

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